SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 12, 2005 (October 7, 2005)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.
On August 25, 2005, we announced that we had selected Mr. Joseph E. Scalzo to serve as President of our WhiteWave Foods subsidiary. At that time, we announced that Mr. Scalzo, a former executive with The Gillette Company, was expected to join WhiteWave Foods after the completion of The Gillette Company’s merger with Procter & Gamble. Mr. Scalzo began his tenure as President of WhiteWave Foods on October 11, 2005.
On October 7, 2005, we entered into an employment agreement, a Change in Control Agreement and a Proprietary Information, Inventions and Non-Compete Agreement with Mr. Scalzo, all with the terms described in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 30, 2005, which Current Report is incorporated herein by reference. We intend to file the agreements with the Securities and Exchange Commission as required.
In addition, on October 11, 2005, we awarded to Mr. Scalzo an option to purchase 245,000 shares of our common stock at an exercise price of $37.98 per share, which was the closing price of our common stock on October 10, 2005. The options will vest in three equal installments over a period of three years, beginning on the first anniversary of the date of grant, and will expire on the tenth anniversary of the date of grant. The option award was approved by the Compensation Committee of our Board of Directors without shareholder approval as an “inducement grant,” as such term is defined by the New York Stock Exchange.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
To the extent required by Item 5.02 of Form 8-K, the information contained in or incorporated by reference into Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005	DEAN FOODS COMPANY
	By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Senior Vice President and Deputy General Counsel